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                                                                   EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of U.S. Restaurant Properties, Inc. on Form S-4 of our report dated February 28, 1997, appearing in and incorporated by reference in this Registration Statement, related to U.S. Restaurant Properties Master L.P. and to the use in this Registration Statement of our report dated February 4, 1997 related to U.S. Restaurant Properties, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


DELOITTE & TOUCHE LLP

Dallas, Texas
April 18, 1997